UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

THERMON GROUP HOLDINGS, INC.

THERMON HOLDING CORP.

(Exact name of each Registrant as specified in its respective charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Delaware	001-35159	27-2228185
Delaware	333-168915-05	26-0249310

100 Thermon Drive

San Marcos, Texas 78666

(Address of principal executive offices) (zip code)

(512) 396-5801

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of Board

Effective June 15, 2012, the board of directors of each of Thermon Group Holdings, Inc. (the “Company”) and Thermon Holding Corp. (together with the Company, the “Registrants”), upon recommendation from the Nominating and Corporate Governance Committee and in accordance with Article V, Section 5.01 of the Company’s second amended and restated certificate of incorporation, increased its size from seven (7) to eight (8) directors.

Appointment of Kevin J. McGinty and John T. Nesser

Effective June 15, 2012, upon recommendation from the Nominating and Corporate Governance Committee, the board of directors of each of the Registrants appointed Kevin J. McGinty and John T. Nesser III to serve as directors of the Registrants’ respective boards. Mr. McGinty is currently a managing director of Peppertree Capital Management, Inc., a private equity fund management firm. Mr. Nesser recently retired as Executive Vice President and Chief Operating Officer of McDermott International, Inc., a global engineering, procurement, construction and installation company with a focus on the energy industry.

Committee assignments will be finalized following the Company’s 2012 annual meeting of stockholders. Currently, the Registrants anticipate that Mr. McGinty will serve on the Registrants’ audit and compensation committees and that Mr. Nesser will serve on the Registrants’ audit and nominating and corporate governance committees. Concurrently with these committee appointments, the Registrants anticipate that Messrs. Press and Snider will resign as members of the audit committee, Mr. Goodrich will resign as a member of the nominating and corporate governance committee and Mr. Sorrentino will resign as a member of the compensation committee.

There is no arrangement or understanding between Messrs. McGinty or Nesser and any other person pursuant to which he was selected as a director. Messrs. McGinty and Nesser will receive compensation for their service in accordance with the Registrants’ standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth under the heading “Directors, Executive Officers and Corporate Governance—Compensation of Directors” in the Company’s 2012 proxy statement filed with the Securities and Exchange Commission on June 18, 2012, which is incorporated herein by reference. We plan to enter into an indemnification agreement with Messrs. McGinty and Nesser, the form of which was previously filed with the Commission on April 1, 2011.

A press release announcing Mr. McGinty’s and Mr. Nesser’s appointment to the Board is filed with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued on June 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2012	THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.

	By:	/s/ Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued on June 19, 2012.